Exhibit 99.2

AMGEN TO ACQUIRE MICROMET

Acquisition Includes a Novel Cancer Treatment in Clinical Trials for Hematologic Malignancies

Micromet’s Proprietary BiTE® Platform has Potential to Improve Treatment in Multiple Tumor Types

All-Cash Transaction Values Micromet at $1.16 Billion

THOUSAND OAKS, Calif., and ROCKVILLE, Md. (Jan. 26, 2012) – Amgen (NASDAQ:AMGN) and Micromet, Inc. (NASDAQ:MITI) today announced that the companies have entered into a definitive merger agreement under which Amgen will acquire Micromet, a biotechnology company founded in Germany with its research and development (R&D) center in Munich and headquarters in Rockville, Md., for $11 per share in cash. The transaction, which values Micromet at approximately $1.16 billion, was unanimously approved by both the Amgen and Micromet Boards of Directors.

The acquisition includes blinatumomab, a Bispecific T cell Engager (BiTE) antibody in Phase 2 clinical development for acute lymphoblastic leukemia (ALL). Blinatumomab is also in clinical development for the treatment of non-Hodgkin’s lymphoma (NHL), and could have applications in other hematologic malignancies.

“The acquisition of Micromet is an opportunity to acquire an innovative oncology asset with global rights and a validated technology platform with broad potential clinical applications,” said Kevin Sharer, chairman and CEO at Amgen. “Blinatumomab will serve as an important complement to our oncology pipeline and is representative of our corporate strategy, which is focused on developing and successfully commercializing therapeutics to treat patients with grievous illness.”

Amgen will gain the following as a result of the acquisition:

•

Blinatumomab, a BiTE antibody that has demonstrated encouraging single-agent activity in both adult and pediatric patients with ALL as well as adult patients with NHL, and is currently under investigation in five trials:

•	Two Phase 2 trials for adult patients with relapsed/refractory ALL

•	Phase 1/2 trial for pediatric patients with relapsed/refractory ALL

•	Phase 2 trial for adult ALL patients with minimal residual disease (MRD)

AMGEN TO ACQUIRE MICROMET

•	Phase 1 trial for adult patients with relapsed/refractory NHL

•	Proprietary BiTE antibody technology which provides an innovative, validated platform for future clinical research

•	Potential milestone and royalty payments from existing licensees of BiTE and other technologies

•	Unencumbered rights to solitomab, a BiTE antibody in Phase 1 for patients with advanced solid tumors

•	Micromet’s Munich site which will operate as an Amgen R&D center of excellence

“We believe that this transaction represents an attractive opportunity for Micromet, its stockholders and cancer patients,” said Christian Itin, Ph.D., Micromet’s president and CEO. “Amgen’s extensive resources and experience in the development and commercialization of biologics promise to speed blinatumomab’s path to market, expand its development across a broader range of B-cell malignancies and maximize the full potential of our novel BiTE technology.”

Terms of the Transaction

Under the terms of the merger agreement, a subsidiary of Amgen Inc. will commence a tender offer to acquire all of the outstanding shares of Micromet’s common stock at a price of $11 per share in cash. Following the purchase of shares through the tender offer, Amgen will complete the transaction by acquiring all remaining shares not acquired in the offer through a merger at the same price as the tender offer. The consummation of the tender offer is subject to various conditions, including a minimum tender of at least a majority of outstanding Micromet shares on a fully diluted basis, the expiration or termination of the waiting period under the Hart Scott Rodino Antitrust Improvements Act and other customary conditions. The tender offer is not subject to a financing condition. The transaction is expected to close in the first quarter.

Amgen is advised by Moelis & Company LLC and Sullivan & Cromwell LLP. Goldman, Sachs & Co. and Cooley LLP are acting as financial and legal advisors, respectively, to Micromet.

Amgen will discuss the transaction as part of its fourth quarter earnings conference call today with the investment community at 2:00 p.m. Pacific Standard Time. The previously-scheduled conference call will primarily address Amgen’s fourth quarter and full year financial results. Live audio of the conference call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public. The conference call, including the question and answer session, is expected to last approximately one hour.

The webcast of the conference call, as with other selected presentations regarding developments in Amgen’s business given by management at certain investor and medical conferences, can be found on Amgen’s website, www.amgen.com, under Investors. Information regarding presentation times, webcast availability and webcast links are noted on Amgen’s Investor Relations Events Calendar.

About Amgen

Amgen discovers, develops, manufactures and delivers innovative human therapeutics. A biotechnology pioneer since 1980, Amgen was one of the first companies to realize the new science’s promise by bringing safe, effective medicines from lab to manufacturing plant to patient. Amgen therapeutics have changed the practice of medicine, helping millions of people around the world in the fight against cancer, kidney disease, rheumatoid arthritis, bone disease and other serious illnesses. With a deep and broad pipeline of potential new medicines, Amgen remains committed to advancing science to dramatically improve people’s lives. To learn more about our pioneering science and vital medicines, visit www.amgen.com.

AMGEN TO ACQUIRE MICROMET

About Micromet, Inc.

Micromet is a biopharmaceutical company focused on the discovery, development and commercialization of innovative antibody-based therapies for the treatment of cancer. Micromet is advancing a robust pipeline of novel therapeutics based on its proprietary BiTE® technology. Micromet’s lead product candidate blinatumomab is currently the subject of a European trial in patients with minimal residual disease positive acute lymphoblastic leukemia. Micromet has collaborations with a number of leading pharmaceutical and biotechnology companies, including Amgen, Bayer HealthCare Pharmaceuticals, Boehringer Ingelheim, MedImmune, Merck Serono, Nycomed and Sanofi.

About Blinatumomab

Blinatumomab is a Bispecific T cell Engager (BiTE antibody) designed to direct a patient’s cytotoxic T cells to eliminate cancer cells that express CD19. CD19 is a protein expressed on the surface of B-lymphocytes including acute lymphoblastic leukemias and non-Hodgkin’s lymphomas. Data on blinatumomab demonstrating a high complete remission rate in adult patients with relapsed/refractory B-precursor ALL was recently reported at the American Society of Hematology (ASH) Annual Meeting, held in December 2011.

About BiTE Technology

BiTE antibodies are designed to direct the body’s cytotoxic, or cell-destroying, T cells against tumor cells, and represent a new therapeutic approach to cancer therapy. Typically, antibodies cannot engage T cells because T cells lack the appropriate receptors for binding antibodies. BiTE antibodies have been shown to bind T cells to tumor cells, ultimately killing the tumor cells.

Amgen Forward-Looking Statement

This news release contains forward-looking statements that are based on Amgen’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements about the planned completion of the tender offer and the merger, estimates of revenues, operating margins, capital expenditures, cash, other financial metrics, expected legal, arbitration, political, regulatory or clinical results or practices, customer and prescriber patterns or practices, reimbursement activities and outcomes and other such estimates and results. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission (SEC) reports filed by Amgen, including Amgen’s most recent annual report on Form 10-K and most recent periodic reports on Form 10-Q and Form 8-K. Please refer to Amgen’s most recent Forms 10-K, 10-Q and 8-K for additional information on the uncertainties and risk factors related to Amgen’s business. Unless otherwise noted, Amgen is providing this information as of Jan. 26, 2012 and expressly disclaims any duty to update information contained in this news release.

No forward-looking statement can be guaranteed and actual results may differ materially from those Amgen projects. Discovery or identification of new product candidates or development of new indications for existing products cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate or development of a new indication for an existing product will be successful and become a commercial product. Further, preclinical results do not guarantee safe and effective

AMGEN TO ACQUIRE MICROMET

performance of product candidates in humans. The complexity of the human body cannot be perfectly, or sometimes, even adequately modeled by computer or cell culture systems or animal models. The length of time that it takes for Amgen to complete clinical trials and obtain regulatory approval for product marketing has in the past varied and Amgen expects similar variability in the future. Amgen develops product candidates internally and through licensing collaborations, partnerships and joint ventures. Product candidates that are derived from relationships may be subject to disputes between the parties or may prove to be not as effective or as safe as Amgen may have believed at the time of entering into such relationship. Also, Amgen or others could identify safety, side effects or manufacturing problems with Amgen’s products after they are on the market. Amgen’s business may be impacted by government investigations, litigation and products liability claims. Amgen depends on third parties for a significant portion of its manufacturing capacity for the supply of certain of its current and future products and limits on supply may constrain sales of certain of its current products and product candidate development.

In addition, sales of Amgen’s products are affected by the reimbursement policies imposed by third-party payors, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment as well as U.S. legislation affecting pharmaceutical pricing and reimbursement. Government and others’ regulations and reimbursement policies may affect the development, usage and pricing of Amgen’s products. In addition, Amgen competes with other companies with respect to some of its marketed products as well as for the discovery and development of new products. Amgen believes that some of its newer products, product candidates or new indications for existing products, may face competition when and as they are approved and marketed. Amgen’s products may compete against products that have lower prices, established reimbursement, superior performance, are easier to administer, or that are otherwise competitive with its products. In addition, while Amgen routinely obtains patents for its products and technology, the protection offered by its patents and patent applications may be challenged, invalidated or circumvented by its competitors and there can be no guarantee of Amgen’s ability to obtain or maintain patent protection for its products or product candidates. Amgen cannot guarantee that it will be able to produce commercially successful products or maintain the commercial success of its existing products. Amgen’s stock price may be affected by actual or perceived market opportunity, competitive position, and success or failure of its products or product candidates. Further, the discovery of significant problems with a product similar to one of Amgen’s products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on Amgen’s business and results of operations.

The scientific information discussed in this news release related to product candidates is preliminary and investigative. Such product candidates are not approved by the U.S. Food and Drug Administration (FDA), and no conclusions can or should be drawn regarding the safety or effectiveness of the product candidates. Only the FDA can determine whether the product candidates are safe and effective for the use(s) being investigated. Healthcare professionals should refer to and rely upon the FDA-approved labeling for the products, and not the information discussed in this news release.

Additional Information

The tender offer described in this communication (the “Offer”) has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Micromet, Inc. (“Micromet”) or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer

AMGEN TO ACQUIRE MICROMET

to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (“SEC”). The offer to purchase shares of Micromet common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed with the SEC by Armstrong Acquisition Corp., a wholly owned subsidiary of Amgen formed for the purpose of making the Offer, and Amgen, and the solicitation/recommendation statement will be filed with the SEC by Micromet. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to Georgeson Inc., the information agent for the Offer, at (888) 877-5360 (toll free).

Micromet Safe Harbor Statement

Statements in this announcement that relate to future results and events are forward-looking statements based on Micromet’s current expectations regarding the tender offer and transactions contemplated by the merger agreement. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. There can be no assurances that a transaction will be consummated. Other risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, if at all, Micromet may not satisfy one or more closing conditions; that the merger agreement may be terminated; and the impact of the current economic environment; risks related to Micromet’s ongoing development activities and clinical trials; and other risks that are described in Micromet’s most recent Form 10-Q for the quarter ended September 30, 2011. Micromet undertakes no obligation to update these forward-looking statements except to the extent otherwise required by law.

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Contacts

Amgen, Thousand Oaks

Mary Klem, 805-447-6979 (media)

Arvind Sood, 805-447-1060 (investors)

Micromet

Jennifer Neiman, 240-235-0246 (media and investors)

Andrew Cole/Lesley Bogdanow

Sard Verbinnen & Co.

212-687-8080